UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 19, 2006 (April 17, 2006)
World Air Holdings, Inc.
(Exact name of registrant as specified in its charter)

Georgia	000-26582	20-2121036

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

HLH Building, 101 World Drive, Peachtree City, Georgia	30269

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 770-632-8322
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 17, 2006, World Air Holdings, Inc., a Delaware corporation (the “Registrant”), entered into an Employment Agreement (the “Employment Agreement”) with Michael W. Towe (“Mr. Towe” or the “Employee”).
Prior to joining the Registrant, Mr. Towe, 50, served as Chief Financial Officer of Roper Industries from 2004 until March 14, 2006. Mr. Towe served as Chief Financial Officer and Chief Operating Officer of GE TIP/Modular Space from 2002 through 2004 and served as Chief Financial Officer of GE Capital, JC Penney Credit Services from 2000 through 2001.
Pursuant to the terms of the Employment Agreement, the Employee will serve as Chief Financial Officer of the Registrant until April 17, 2009. The Employee’s initial base salary is set at $300,000 per year (the “Base Salary”), the Employee will receive a one-time signing bonus of $100,000 and the Employee’s moving expenses will be reimbursed by the Registrant. Additionally, the Employee is entitled to participate in the Registrant’s current and future equity compensation programs and he has been awarded 30,000 shares of the Registrant’s restricted common stock which shall vest, provided he remains in the employ of the Registrant, in twenty-five percent (25%) annual increments beginning upon the completion of two years of service with the Registrant.
The Employment Agreement may be immediately terminated upon the occurrence of any of the following events: (a) death of the Employee; (b) the Employee’s disability which continues for a ninety (90) consecutive day period or for an aggregate of one hundred eighty (180) days during any three hundred sixty-five (365) day period; (c) termination of Employee by Registrant for “cause” (as that term is defined in the Employment Agreement); (d) termination of Employee by Registrant without cause; or (e) termination by Employee for “good reason” (as that term is defined in the Employment Agreement).
If the Employee is terminated for cause, the Employee will not be entitled to any compensation or other benefits of employment from and after the effective date of the termination. If the Employee is terminated for reasons other than cause, the Employee will be paid an amount equal to his Base Salary in effect at the time of termination, the Employee will be reimbursed for the cost of obtaining COBRA health continuation coverage, the Employee shall be entitled to receive any deferred salary and any unvested stock options or restricted stock grants held by him shall become fully vested.
The above description of the Employment Agreement is a summary of the material terms of the Employment Agreement and does not purport to be complete. The description is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
See Item 1.01 “Entry into a Material Definitive Agreement” above.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD AIR HOLDINGS, INC.

By:	/s/ Mark M. McMillin

Name:	Mark M. McMillin
Title:	General Counsel & Corporate Secretary
Dated: April 18, 2006

Exhibit Index
Exhibit No. 99.1. Employment Agreement